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                                                                    Exhibit 10.1

                                LRK/GECS/CAN.22.1

                                4 September 1999

            Investment agreement

            between

            Inveresk Research Group Limited

            Walter Nimmo and others

            and

            Candover Investments PLC and others
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
Contents                                                            Page
                                                                    ----
1.       Interpretation                                                1
2.       Conditions precedent                                          6
3.       Completion and subsequent matters                             6
4.       Investor protection                                           7
5.       Listing and Sale                                             10
6.       Liaison and information                                      11
7.       Exchange of information                                      12
8.       Publicity                                                    13
9.       Representative at Board meetings                             13
10.      Corporate governance                                         13
11.      Directors emoluments and pensions                            13
12.      Employee share scheme and Senior Management                  14
13.      Future business development                                  14
14.      Other investments                                            14
15.      Warranties                                                   15
16.      Warranty limitations                                         15
17.      Fees and expenses                                            16
18.      Further assurances                                           16
19.      Notices                                                      16
20.      Undertakings by the Directors                                17
21.      ERISA                                                        19
22.      Applicable law                                               20

Schedules

Schedule 1   The Directors
Schedule 2   The Investors
Schedule 3   Conditions precedent
Schedule 4   Warranties
Schedule 5   Deed of Adherence

Agreed form of Documents

1.   Accountants' Report
2.   Loan Stock Instrument
3.   Directors' Questionnaires
4.   MMS Due Diligence Report
5.   MMS Property Report
6.   Strategy Document
7.   Directors' Service Contracts and Letter of Appointment
8.   Certificate relating to Newco
9.   Resolutions
10.  Applications for allotment of shares
11.  Articles
12.  Acquisition Agreement
13.  Environmental Report
14.  Facility Agreement
15.  Insurance Report
16.  Pensions Report
17.  Marketing Report
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THIS AGREEMENT IS MADE ON

between

(1) INVERESK RESEARCH GROUP LIMITED (registered number 198206) having its registered office at Elphinstone Research Centre, Tranent, Edinburgh EH33 2NE ("Newco");

(2) THE PERSONS whose names and addresses are set out in Schedule 1 (together the "Directors" and each a "Director"); and

(3) THE PERSONS whose names and addresses are set out in Schedule 2 (together the "Investors" and each an "Investor")

WHEREAS the Directors and the Investors have agreed to invest in Newco for the purposes of and subject to the terms and conditions of this Agreement.

IT IS HEREBY AGREED as follows:

1.          Interpretation

1.1 Unless the context otherwise requires, the following expressions used in this Agreement shall have the meanings set out below:

            "Accountants' Report" means the report prepared by Arthur Andersen SC relating to the Targets and the documents annexed to such report all in the Agreed Terms;

            "Acquisition Agreement" means the agreement made between the Vendors and Newco in the Agreed Terms whereby Newco shall purchase the Target Shares;

            "Agreed Terms" means in the form, or substantially in the form, initialled for purposes of identification by or on behalf of the parties or, in the case of any document not so initialled, in the form executed by the parties thereto prior to or contemporaneously with Completion;

            "A Ordinary Shares" means cumulative convertible participating ordinary shares of (pound)1 each in the capital of Newco having the rights, and being subject to the restrictions, set out in the Articles;

            "Articles" means the articles of association of Newco in the Agreed Terms adopted or to be adopted on the date hereof;

            "Bank" means The Royal Bank of Scotland plc;

            "Board" means the board of directors of Newco;

            "B Ordinary Shares" means cumulative convertible participating ordinary shares of (pound)1 each in the capital of Newco having the rights and being subject to the restrictions set out in the Articles;
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            "Business Day" means a day (excluding Saturdays) on banks are generally open in London for the transaction of normal banking business;

            "Claim" means a claim made by the Investors against the Warrantors (or any of them) under the Warranties;

            "Completion" means the occurrence of the events set out in Clause
            3.1;

            "Completion Date" means 20 September 1999 or such later date as may be agreed in writing by the parties hereto;

            "Connected Persons" or "person connected" means (in respect of any person) any person or persons connected with that person within the definition of connected persons contained in section 839 of the Income and Corporation Taxes Act 1988;

            "Directors' Questionnaires" means the questionnaires completed by each of the Directors, each in the Agreed Terms;

            "Directors' Service Contracts" means the management service contracts entered or to be entered into by Newco with each of Walter Nimmo and Stewart Leslie each in the Agreed Terms;

            "Disclosure Letter" means the letter of disclosure of even date herewith together with the documents annexed or scheduled thereto from the Warrantors addressed to the Investors' Agent receipt of which has been acknowledged in writing by or on behalf of the Investors' Agent;

            "emoluments" shall include all items referred to in paragraph 1(3) of Schedule 6 to the Act;

            "Employee Share Scheme" means a scheme for encouraging or facilitating the holding of shares in Newco by or for the benefit of employees or former employees or the wives, husbands, widows, widowers, or children or step children under the age of 18 of such employees or former employees of Newco or any other Group Company;

            "Employee Trust" means a trust in terms approved by the Investors' Agent, the beneficiaries of which are employees, former employees or the wives, husbands, widows, widowers or children or step children under the age of 18 of such employees or former employees of Newco or any other Group Company;

            "Environmental Report" means the report in Agreed Terms prepared by RSK Environment Limited relating to environmental matters and addressed to Newco, the Investors' Agent, the Bank and RBS Mezzanine Limited;

            "Equity Shares" means the Equity Shares as defined in the Articles;

            "Facility Agreement" means the facility agreement of even date with this Agreement between the Bank and Newco in the Agreed Terms;
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                                       3


            "Fees Letters" means the letters of even date with this Agreement from Newco to the Investors' Agent relating to certain fees and expenses in connection with this Agreement, the Acquisition Agreement and the Facility Agreement;

            "Group" means Newco and its subsidiary undertakings from time to time and "Group Company" means any of them;

            "Insurance Report" means the report in the Agreed Terms prepared by Marsh UK addressed to Newco, the Investors' Agent, the Bank and RBS Mezzanine Limited;

            "Investors' Agent" means Candover Partners Limited, 20 Old Bailey, London EC4M 7LN in its capacity as agent for the Investors;

            "Investors' Group" means the Investors, any subsidiary of the Investors, any holding company of the Investors, any subsidiary of such holding company, any fund, investment company or partnership formed for bona fide financial reasons managed by any of the foregoing, any unit holder, partner or shareholder in any such fund, investment company or partnership acquiring assets in the same as a result of a dissolution thereof for bona fide financial reasons, any co-investment scheme for employees established by the Investors or subsidiary or holding company or any other subsidiary of such holding company thereof, and any nominee of any of the foregoing;

            "Investors' Representative" has the meaning ascribed thereto in Clause 9;

            "Investors' Subscription Shares" means the Subscription Shares to be subscribed by the Investors;

            "Letter of Appointment" means the letter appointing Ian Sword as chairman of Newco in the agreed terms;

            "Listed Shares" means shares in the capital of Newco listed, or dealt in, on the London Stock Exchange or on any other recognised investment exchange;

            "Listing" means a listing for, or commencement of dealings in, any shares in the capital of Newco on the London Stock Exchange or on any other recognised investment exchange;

            "Life Policies" means the keyman life assurance policies insuring the lives of Walter Nimmo, Ian Sword and Stewart Leslie for minimum amounts of (pound)1,000,000, (pound)500,000 and (pound)250,000 respectively for a term of not less than 5 years in the cases of Messrs Nimmo and Leslie and not less than 3 years in the case of Mr Sword and otherwise in terms acceptable to the Investors;

            "Loan Stock" means the (pound)27,037,500 loan stock of Newco constituted or to be constituted by the Loan Stock Instrument;

            "Loan Stock Instrument" means the loan stock instrument in the Agreed Terms;
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            "London Stock Exchange" means The London Stock Exchange Limited or any successor of it;

            "Management" means such members of senior management of the Group (other than the Directors) as may be determined by the Directors with the consent of the Investors' Agent ;

            "Marketing" means any offer, sale or placing of shares in the capital of Newco which is initiated or arranged by or on behalf of Newco;

            "Marketing Report" means the report in the agreed terms prepared by Arthur D Little addressed to Newco, the Investors' Agent, the Bank and RBS Mezzanine Limited;

            "MMS" means Maclay Murray & Spens of 3 Glenfinlas Street, Edinburgh EH3 6AQ;

            "MMS Due Diligence Report" means a report in Agreed Terms by MMS addressed to Newco, the Investors' Agent, the Bank and RBS Mezzanine Limited concerning legal due diligence they have conducted in relation to the Targets;

            "MMS Property Report" means the reports on property owned or occupied by the Targets in Agreed Terms by MMS of the same date as this Agreement addressed to Newco, the Investors' Agent, the Bank and RBS Mezzanine Limited concerning certain properties owned and/or occupied by the Targets;

            "Operating Budget" means in relation to any financial year of Newco (as defined in the Act), the projected consolidated balance sheet, profit and loss account and cash flow statement in relation to the Group, together with the statement of projected capital expenditure in relation to the Group for that financial year in form and content approved by the Investors' Agent;

            "Ordinary Shares" means ordinary shares of (pound)1 each in the capital of the Newco having the rights, and being subject to the restrictions, set out in the Articles;

            "Partnership No 1" means the Candover 1997 US No 1 Limited Partnership;

            "Partnership No 3" means the Candover 1997 US No 3 Limited Partnership;

            "Pensions Report" means the report in the Agreed Terms prepared by Barnett Waddingham & Company addressed to Newco, the Investors' Agent, the Bank and RBS Mezzanine Limited;

            "recognised investment exchange" means a recognised investment exchange as defined in section 207 of the Financial Services Act 1986;

            "Reports" means the Accountants' Report, the Environmental Report, the Insurance Report, the Marketing Report, the MMS Due Diligence Report, the MMS Property Report and the Pensions Report and "Report" means any of them;

            "Special Director" means a director appointed pursuant to Article 25 of the Articles;
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                                       5


            "Strategy Document" means the strategy document relating to Newco and the documents annexed to such strategy document in the Agreed Terms;

            "Subscription Shares" means the shares in the capital of Newco to be subscribed for by the Directors and the Investors as provided by this Agreement;

            "Target Shares" means the entire issued share capitals of the Targets;

            "Targets" means SGS Health Sector Services Holdings Limited and Inveresk Research (North America) Inc.;

            "Trust Deed" means any trust deed entered into by Newco in terms approved in writing by the Investors' Agent in relation to the Employee Trust;

            "Trustees" means the trustees from time to time of the Employee
            Trust;

            "Vendors" means SGS Health & Biosciences International BV and SGS North America Inc.;

            "Warranties" means the warranties set out in Schedule 4; and

            "Warrantors" means the Directors .

1.2 Unless the context otherwise requires, where words and expressions used in this Agreement are defined in the Companies Act 1985 (the "Act") such words and expressions shall have the meanings attached to them respectively by the Act.

1.3 References in this Agreement to any statute or statutory provision shall be deemed to include references to any statute or statutory provision which amends, extends, consolidates or replaces the same (other than any such statute or statutory provision with retrospective effect to the extent that it is retrospective) and except to the extent that any amendments or modification enacted after the date of this Agreement would extend or increase the liability of any party to any other party under this Agreement and, save as aforesaid, to any order, regulation, instrument or other subordinate legislation made thereunder.

1.4 Reference to "Recitals", "Clauses" and "Schedules" and to sub-divisions thereof are to recitals and clauses of and the schedules to this Agreement and sub-divisions thereof. The Schedules shall form part of this Agreement.

1.5 The headings in this Agreement are for convenience only and shall not affect its construction or interpretation.

1.6         Unless the context otherwise requires:

1.6.1       words denoting the singular shall include the plural and vice versa;

1.6.2       words denoting a gender shall include all genders; and
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1.6.3       references to persons shall include natural persons, bodies corporate, unincorporated associations, partnerships, joint ventures, trusts or other entities or organisations of any kind, including (without limitation) government entities (or political subdivisions or agencies or instrumentalities thereof).

2.          Conditions precedent

2.1 Completion is conditional upon the satisfaction or fulfilment (or waiver in writing or deemed waiver by the Investors' Agent) of the conditions set out in Schedule 3 on or prior to the Completion Date and the same continuing to be fulfilled or satisfied at Completion.

2.2 The Company and each of the Directors shall use their reasonable endeavours to procure that the conditions precedent set out in
            Schedule 3 are satisfied on or before the Completion Date. The Company shall give notice promptly to the Investors upon all such conditions precedent having become satisfied or waived .

2.3 If the conditions set out in Schedule 3 are not satisfied on or before the Completion Date, the Investors' Agent shall be entitled forthwith by notice in writing to Newco to terminate this Agreement, whereupon none of the parties hereto shall be under any liability whatsoever to any other and the Investors shall not be bound to subscribe for any share of Newco pursuant to this Agreement or otherwise.

2.4 The Investors' Agent may waive in writing (at its sole and absolute discretion and whether on further terms and/or conditions or not as it thinks fit) any or all of the conditions set out in Schedule 3 if they have not been fully satisfied in accordance with Clause 2.1 and, unless otherwise agreed, will be deemed to have so waived all of such conditions upon the Investors making payment of the subscription monies due on the Investors' Subscription Shares.

3.          Completion and subsequent matters

3.1 Completion shall take place at such place as the parties shall agree on the Completion Date when the Investors shall each subscribe (or provide that their respective nominees subscribe) in cash for the number of A Ordinary Shares and nominal amount of Loan Stock at the prices set out opposite their respective names in Schedule 2, each such subscription to be by way of telegraphic transfer to such account or in such manner as the Investors shall have been notified in writing by or on behalf of Newco prior to the Completion Date; and, subject to the Investors complying with these provisions, Newco shall allot and issue the A Ordinary Shares and Loan Stock to the Investors (or their respective nominees) and shall enter the names of the allottees in the register of members (or Loan Stock holders as appropriate) of Newco and shall issue and deliver to the Investors share and Loan Stock certificates duly executed by Newco for the shares and Loan Stock subscribed by them (or their respective nominees).

3.2 The proceeds of the subscription shall be used by Newco for the purpose of paying the consideration due under the Acquisition Agreement, paying the costs and expenses in connection with the acquisition of the Target Shares and, in respect of the balance, providing working capital for the Group.
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                                       7


3.3 Immediately following Completion Newco shall procure that each of the Facility Agreement and the Acquisition Agreement is completed to the extent not already completed.

3.4 Newco undertakes that not later than 30 days after Completion it shall effect the Life Policies on terms reasonably acceptable to the Investors' Agent and provide evidence to the Investors' Agent of the same having been effected as soon as practicable.

4.          Investor protection

4.1         Newco hereby agrees with and undertakes to the Investors that:

4.1.1 it shall procure that each of its subsidiaries shall, to the extent that it has profits available for distribution and so far as lawful, declare and pay to Newco such dividends as are necessary and it shall take or procure that all other reasonable steps (which may include an application to the court for a reduction of capital in respect of any relevant member of the Group and/or transfer of assets to one or more new subsidiaries of the Newco) are taken in order to ensure that the Newco has sufficient distributable profits to pay all dividends in the amounts and on the dates required by the Articles and to pay all interest on, and repay the outstanding balance of, the Loan Stock in accordance with the provisions of the Loan Stock Instrument; and

4.1.2 it shall not, without the prior consent of the Investors' Agent, declare, make or pay any dividend (other than the dividends payable on the A Ordinary Shares in terms of the Articles).

4.2 Newco shall not (and shall not cause or permit or suffer any subsidiary of it to) without the previous written consent of the Investors' Agent:

4.2.1 dispose of any share in the capital of any of its subsidiaries or alter, increase or reduce the authorised or issued share capital of any subsidiary;

4.2.2 subscribe for or purchase or acquire any share or debenture or mortgage or security (or any interest in any of them);

4.2.3 re-organise or consolidate or sub-divide or convert any of the shares for the time being in the capital of its subsidiaries or vary any of the rights attaching to any of the shares for the time being in the capital of its subsidiaries;

4.2.4 apply by way of capitalisation any sum in or towards paying up any debenture or debenture stock;

4.2.5 (save, in the case of Newco, pursuant to any Employee Share Scheme or Employee Trust established in accordance with the provisions of Clause 12) issue or agree to issue or grant any option or right to subscribe at a future date for (or issue or agree to issue any security carrying a right to be converted at a future date into) any share in its capital or in any subsidiary of it;

4.2.6 (save, in the case of Newco, pursuant to any Employee Share Scheme or Employee Trust established in accordance with the provisions of Clause 12) give any guarantee
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                                       8


            or indemnity or security (other than in respect of other members of the Group) or permit any such guarantee or indemnity or security to subsist or vary any such guarantee or indemnity or security or provide any credit (other than normal trade credit in the ordinary course of that company's business or to other members of the Group);

4.2.7 (save, in the case of Newco, pursuant to any Employee Share Scheme or Employee Trust established in accordance with the provisions of Clause 12) make any loan or advance other than to other members of the Group or to employees not to exceed in any instance (pound)5,000 in amount;

4.2.8 create any mortgage or charge on any part of its undertaking, property or assets other than the Security Documents as defined in the Facility Agreement and save for any encumbrances arising automatically by operation of law;

4.2.9 incur any capital expenditure or liability in respect of the acquisition of any business or capital asset whatsoever in excess of the amount specified in the budget approved by the Investors for such acquisition or incur in any financial year aggregate capital expenditure in excess of the amount set out in the Operating Budget for such financial year;

4.2.10 enter into any new lease of or in respect of machinery or plant if the machinery or plant concerned is of such importance in the production process of the lessee and/or is of such specialised design that such process would be substantially and adversely affected were such machinery or plant to be repossessed by the lessor for any reason (but for the avoidance of doubt this sub-clause shall not prohibit leases in respect of computers used only for accounting and administrative purposes);

4.2.11 during any financial year of the Newco, enter into any leases of or in respect of vehicles, machinery or plant not reflected in the Operating Budget;

4.2.12 borrow any money or incur any indebtedness (save for normal trade credit) in the nature of borrowing other than borrowing and indebtedness under or permitted by the terms of the Facility Agreement;

4.2.13 (save, in the case of Newco, pursuant to any Employee Share Scheme or Employee Trust established in accordance with the provisions of Clause 12) enter into any contract or arrangement of a long term (other than in the ordinary course of business) or unusual nature;

4.2.14 appoint or cause or permit or suffer to be appointed any committee of its board of directors or discuss any matters or take any decisions which are material to the Group as a whole otherwise than at a board meeting;

4.2.15 enter into a service agreement (other than, in the case of Newco, the Directors Service Contracts) with any director or vary to any material extent any existing service agreement with a director;
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                                       9


4.2.16 commence or terminate the employment of any of its directors or Management (including, without limitation making any of the Directors or member of the Management redundant);

4.2.17      appoint a chairman of its board of directors;

4.2.18 (save, in the case of Newco, for entering into the Directors Service Contracts on the Completion Date) enter into any new service agreement or new contract of or for services (or any series of contracts for the services of the same person either direct or indirectly) in the nature of an employment or consultancy or advisory contract whereunder the liability of it and any of its subsidiaries exceeds (pound)80,000 (taking into account all associated costs, benefits, pensions, taxes, duties and perquisites) in any period of twelve months or vary any such contract for or to a term of more than one year;

4.2.19 enter into or amend any contract of service with any employee not terminable on six months' notice or less (other than an amendment made with the consent of the Remuneration Committee under Clause 11.4);

4.2.20 (save, in the case of Newco, pursuant to any Employee Share Scheme or Employee Trust established in accordance with the provisions of Clause 12) establish any new or amend to any material extent any profit sharing, bonus or incentive scheme;

4.2.21 (save, in the case of Newco, for entering into the Directors' Service Contracts on the Completion Date) enter into or amend any contract or arrangement with any shareholder of any member of the Group or with any director or with any person who is a Connected Person of a shareholder or of any member of the Group or of any Director or enter into or amend any contract or arrangement in which any such person is interested, whether director or indirectly (save as a shareholder of Newco);

4.2.22 save as provided or reflected in the relevant Operating Budget, sell the undertaking of it or any of its subsidiaries or any substantial part thereof or sell any fixed asset of it or any of its subsidiaries having a book value or market value of more than (pound)25,000 whether by a single transaction or a series of transactions or part with control of any company which is for the time being a member of the Group. For the purpose of this sub-clause a company shall be deemed to part with control if as a result of any transaction or series of transactions or any arrangement whether or not involving a transfer of shares in the relevant subsidiary or the issue by such subsidiary of further shares that company ceases (either directly or indirectly) to be the holder of shares representing the right to exercise 50 per cent. or more of the total voting rights exercisable at any general meeting of that subsidiary;

4.2.23 save as provided or reflected in the relevant Operating Budget, purchase or otherwise acquire any heritable or freehold or leasehold property or any interest therein for an amount in excess of (pound)25,000;

4.2.24 save as provided or reflected in the relevant Operating Budget, sell or otherwise dispose of any heritable or freehold or leasehold property or any interest therein for an amount in excess of (pound)25,000;

4.2.25      alter its accounting reference date or change its auditors;
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                                       10


4.2.26 use the name of the Investors' Agent or the Investors (or any of them) in any context whatsoever or hold itself out as being connected or associated with the Investors' Agent or the Investors (or any of them) in any manner whatsoever (other than their inclusion as a shareholder in returns and accounts required to be prepared by Newco under the Act);

4.2.27 agree to waive or compromise any rights or claims it has under the Acquisition Agreement or any documents ancillary thereto;

4.2.28 enter into any new borrowing facility or vary the terms of the Facility Agreement;

4.2.29 make any alterations or additions to any terms and provisions of any Trust Deed or Employee Trust or Employee Share Scheme once the same has been created in accordance with the provisions of Clause 12; and/or

4.2.30 save as envisaged in Clause 12, provide funds for the purpose of the Employee Trust by way of gift or loan to the Trustees or by any other means or provide a guarantee or give a security or undertaking to any third party in respect of funds borrowed by the Trustees.

4.3 Newco further agrees with and undertakes to the Investors that it shall not without the previous written consent of the Investors
            Agent:

4.3.1 reduce the sum assured by the Life Policies or assign, charge or otherwise dispose of any interest in or arising under the Life Policies; or

4.3.2 make any application for a Listing or make any arrangements for any other form of Marketing.

5.          Listing and Sale

            Newco and the Directors acknowledge and agree that:

5.1         if a Listing is obtained for any of the Equity Shares:

5.1.1 such Listing shall, at the option of the Investors, extend to the Equity Shares held by the Investors; and

5.1.2 thereafter the Investors shall (subject to any orderly marketing arrangements agreed by the Investors' Agent with Newco's brokers or financial advisers) be entitled to deal freely in any Listed Shares held by the Investors;

5.2 if any Marketing is made or proposed the Investors shall be entitled to participate in such Marketing in respect of the same proportion of their holdings of Equity Shares as the number of Equity Shares being offered, sold or placed by all other shareholders participating in such Marketing bears to the aggregate number of Equity Shares held by all such other shareholders;
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                                       11


5.3 if a Listing is obtained or in relation to any sale of shares in the capital of Newco the Investors shall not be required to:

5.3.1 give any kind of representations, warranty, undertaking or indemnity to any person in respect of any matter or participate in any escrow fund or other form of retention in respect of liability in respect of any representation, warranty, undertaking or indemnity given by an other shareholder, other than a warranty as to title to any such shares then held by the Investors; or

5.3.2 appoint the sponsor, financial adviser or broker to Newco to act as their own agent in connection with a sale of any such shares.

6.          Liaison and information

6.1 Newco agrees with the Investors that Newco will keep the Investors' Agent informed of the progress of its business and that of each of its subsidiaries and furnish the Investors' Agent to such extent and in such form and detail as the Investors' Agent may from time to time reasonably require with particulars of any matters concerned with or arising out of the activities, financial position or prospects of Newco and those of each of its subsidiary undertakings and in particular, but without limiting the generality of the foregoing, shall furnish the Investors' Agent with:

6.1.1 copies of the trading account and audited consolidated profit and loss account and balance sheet in respect of each accounting reference period of Newco and every subsidiary undertaking thereof forthwith upon the same becoming available and not in any event later than 3 months after the end of each such accounting reference period;

6.1.2 monthly financial statements in such form as shall be agreed from time to time between Newco and the Investors' Agent to be provided within 25 days of the end of the month in question, such financial statements:

6.1.2.1 to include a consolidated profit and loss account, balance sheet and cash flow statement for the Group broken down according to the principal divisions of the Group from time to time;

6.1.2.2 to refer to any material matter occurring in or relating to the period in question;

6.1.2.3 to include a comparison of all such information with the projections and forecasts in the relevant Operating Budget and with the corresponding information (in so far as available) for the same period in the preceding year and a statement of any material variation from the Operating Budget;

6.1.2.4 to itemise all material transactions referred to in the statement of projected capital expenditure included in the relevant Operating Budget entered into by Newco or any of its subsidiary undertakings during that period;

6.1.2.5 to have been approved by the finance director and one other director of Newco as evidenced by their signature of the financial statements;

6.1.2.6 to include a commentary by the chief executive or finance director of Newco on the state of the business of the Group; and

6.1.2.7 to include such other reports as the Investors' Agent may from time to time reasonably require as to any matter relating to the businesses or affairs of the Group or to its financial position or assets;

6.1.3 an Operating Budget in respect of the next financial year, together with a three year corporate plan, such Operating Budget to be provided at least 30 days prior to the commencement of the financial year to which it relates;

6.1.4 copies of any management letter produced by the auditors of Newco or any of its subsidiary undertakings in connection with the annual audit to be provided forthwith upon receipt of the same;

6.1.5 quarterly statements showing performance in relation to covenants contained in the Facility Agreement which are tested during the relevant month to be provided within 30 days of the month in question; and

6.1.6 copies of any agendas, minutes and other documents circulated for (or following) discussion at any meeting of the Board or the board of any subsidiary at the same time they are given to the Board or the board of the subsidiary.

6.2         If Newco fails to provide any of the information detailed in Clause
            6.1 within the time specified then the Investors' Agent shall be entitled at any time after having given Newco 14 days' notice of its failure, to appoint accountants to do so at the cost of Newco and Newco shall provide such accountants with any assistance which they may reasonably request to allow them to carry out their task.

6.3 Newco shall ensure that (save for changes required to meet UK GAAP from time to time):

6.3.1 its annual accounts and each set of management accounts referred to in Clause 6.2 is prepared, so far as applicable, on the same basis as that used in the preparation of the relevant Operating Budget and the Strategy Document and in accordance with accounting principles and practices generally accepted in the United Kingdom, consistently applied; and

6.3.2 each report prepared under Clause 6.1.2.7 is in such format as may reasonably be required by the Investors' Agent.

7.          Exchange of information

            Newco authorises the Investors' Agent, the Special Directors and the Investors' Representative (if any) to consult fully with Newco's bankers and auditors and with any other shareholders or potential shareholders in Newco as to its affairs and the affairs of any of Newco's subsidiary undertakings and to exchange information whether oral or written in such manner as the Investors' Agent and the said bankers, auditors and other shareholders or potential shareholders shall deem necessary. This authority shall also extend to any disclosures of information which the Investors are required to make by law or to the London Stock Exchange or any other stock exchange or any regulatory body to which the Investors or any member of the Investors Group is subject and to any information which the Investor is contractually obliged to provide to any fund member, shareholder or investor of or in such Investor.

8.          Publicity

            The parties agree that they shall not (and in the case of Newco it shall also procure that all other Group Companies shall not) issue any press release or make any other public announcement in relation to the subject matter of this Agreement except in accordance with terms which have been agreed in writing by Newco and the Investors' Agent or to the extent required by law, the London Stock Exchange or any other stock exchange, or other regulatory authority to which the relevant party is subject.

9.          Representative at Board meetings

            Newco and the Directors confirm that if the Investors have not for the time being appointed a Special Director pursuant to the Articles the Investors' Agent shall be entitled to nominate a representative (the "Investors' Representative") to attend any meeting of the Board or the board of any subsidiary.

10.         Corporate governance

10.1 The management of the affairs of Newco shall be controlled by the Board.

10.2 The Board shall meet as necessary to discharge its obligations set out in Clause 10.1 but in any case no less frequently than 10 times a year.

10.3 Save in the case of an emergency (when as much notice as practicable shall be given) at least 72 hours' notice of each meeting of the Board or the board of any subsidiary shall be given to each member of the relevant board (and, if applicable, the Investors' Representative) (whether or not he is absent from the United Kingdom) unless in any particular case a majority of the directors (including a Special Director or, if applicable, the Investors' Representative) agree otherwise.

11.         Directors emoluments and pensions

            Newco hereby undertakes to set up a remuneration committee within 2 months after Completion for the purposes of making all decisions in relation to the undernoted matters which concern Newco and/or other members of the Group (the "Remuneration Committee"). The Remuneration Committee shall comprise the chief executive of Newco and not less than one, but not more than three, non-executive directors of Newco (of which one must be a Special Director if such an appointment has been made) but shall have no other members. The Special Director (if one has been appointed failing whom one of the non-executive directors) shall have a second or casting vote in relation to any matter or decision which the Remuneration Committee is required to decide. No decision shall be taken on any of the following matters in relation to Newco and/or any other member of the Group save with the consent in writing of a majority of the members of the Remuneration Committee:

11.1 any increase in remuneration paid to any Directors or to any directors of any member of the Group;

11.2 the granting by Newco to any Director or any director of any member of the Group of any option to acquire, or the issue to any such Director or to any director of any member of the Group of, shares in the capital of Newco or any beneficial interest therein under any employees' share scheme;

11.3 the provision of any money, whether by way of loan or gift or otherwise, for the acquisition of shares in the capital of Newco in connection with any employees' share scheme;

11.4 the making of any service agreement (other than the Management Service Contracts) (or the varying or termination of any such agreement) with any Director or any director of any member of the Group, or with any employee of any member of the Group whose aggregate remuneration is expected to exceed (pound)80,000 per annum.

12.         Employee share scheme and Senior Management

12.1 Subject to the consent in writing of the Investors' Agent, including without prejudice to the foregoing generality consent as to the price at which shares are issued (or rights to subscribe or purchase shares are granted or the terms on which options over shares are offered), it is acknowledged that following Completion it is the intention, and Newco shall be entitled, to establish and operate an Employee Share Scheme and/or an Employee Trust pursuant to which employees of the Group will be offered an opportunity to subscribe for B Ordinary Shares or rights to purchase or subscribe for options over B Ordinary Shares up to a maximum of 28,906 B Ordinary Shares.

12.2 The parties acknowledge that following Completion it is the intention (and the parties shall, so far as they are able to use their powers so to do, procure) that the Management are offered an opportunity to subscribe for up to 31,796 Ordinary Shares of (pound)1.00 each in the ordinary share capital of Newco (the "Senior Management Shares") on terms agreed by the Investors' Agent.

13.         Future business development

            Newco and the Directors agree with the Investors that they shall so far as they are able procure that any expansion development or evolution of the businesses of the Group shall only be effected through Newco or wholly-owned subsidiaries of Newco.

14.         Other investments

            The Directors agree with the Investors that, save with prior written consent of the Investors' Agent, they will not make any investment in any other company save for investments not exceeding 3% in total of any class of security dealt with on the London Stock Exchange or any other recognised investment exchange.

15.         Warranties

15.1 The Warrantors hereby jointly and severally represent and warrant to the Investors in the terms set out in Schedule 4. The Warrantors expressly acknowledge and agree that the Investors have entered into this Agreement in reliance upon such representations and warranties.

15.2 Each of the Warranties shall be separate and independent and are given subject to the matters fully and fairly disclosed in the Disclosure Letter and shall not be limited by any constructive knowledge of the Investors' Agent or the Investors or their agents or professional advisers.

15.3 Each of the Warranties shall remain in full force and effect notwithstanding Completion.

15.4 The Warrantors hereby severally undertake with the Investors that they will each upon becoming aware, at any time after Completion, of any material change affecting, or any breach of the Warranties, as soon as is reasonably possible notify the Investors' Agent thereof in writing and take all such steps as may be reasonably requested by the Investors' Agent to remedy the same.

16.         Warranty limitations

16.1 None of the Warrantors shall have any liability in respect of any breach or breaches of the Warranties unless and until the aggregate of all Claims exceed (pound)25,000 in which case the Warrantors shall be liable for the whole amount and not just the excess.

16.2 No Claim shall be brought by the Investors' Agent against the Warrantors in respect of any breach of the Warranties unless notice of such Claim (specifying in as much detail as possible the nature of the breach and so far as is practicable the amount claimed in respect thereof) has been given to the Warrantors not later than the second anniversary of the date of this Agreement (the "Claim Date") and such Claim (if it has not been waived, withdrawn or settled) shall be deemed to have been waived in respect of any particular Warrantor on the date six months after the Claim Date unless proceedings in respect thereof shall have been commenced against such Warrantor before such date and for this purpose proceedings shall be deemed to have been commenced if they have been served or are deemed by law to have been served on the relevant Warrantor.

16.3 The aggregate liability of each of the Warrantors under the Warranties shall not exceed:

16.3.1      in relation to Walter Nimmo the amount of (pound)100,000;

16.3.2      in relation to Ian Sword the amount of (pound)62,500; and

16.3.3      in relation to Stewart Leslie the amount of (pound)37,500.

16.4 The Investors undertake to the Warrantors that they shall and shall use all reasonable endeavours to procure that Newco shall take all reasonable steps to mitigate the amount of any Claim.

16.5 If any Investor makes any Claim against the Warrantors (or any of them), none of the Directors shall have or pursue any claim or third party action to join in, claim against, seek a contribution from or otherwise claim or seek damages or compensation from any Group Company in respect of any such Claim. Each of the Directors hereby expressly waives any right of contribution counterclaim or set-off or any other claim or right of recovery against any Group Company or any of its officers, employees, auditors or advisers in relation to any claim. Each of the Warrantors confirms to the Investors that no Group Company has entered into any indemnity or other agreement or arrangement concerning the liability of the Warrantors for any breach of the Warranties or any other provision of this Agreement.

17.         Fees and expenses

            Newco shall pay the Investors' Agent an arrangement fee equal to (pound)275,000 (plus any VAT). Such fee shall be payable on the date of this Agreement. All legal and accountancy fees (plus any expenses and VAT) of the Investors and the legal fees, subject to a maximum of (pound)20,000 plus any VAT, of the Directors in relation to this Agreement shall be for the account of Newco and shall be payable on the date of this Agreement.

18.         Further assurances

            The parties (other than Newco) shall at all times (so far as lawful and consistent with their fiduciary duties) use and exercise the votes they control at both general meetings of Newco and/or meetings of the board of directors of the Group to ensure that full force and effect is given to the express terms of the provisions of the Articles relating to variation of class rights including deemed variation of class rights. The parties (other than Newco) shall use and exercise the votes they control at both general meetings of Newco and/or meetings of the boards of directors of the Group and give such consents as may be necessary to enable Newco to comply with Clause 4.1.

19.         Notices

19.1 Any notices or other document to be served under this Agreement may be delivered or sent by facsimile to the party to be served at its address appearing in this Agreement or at such other address as it may have notified to the other parties in accordance with this Clause and shall (where the party to be served is not an individual) be marked for the attention of the individual specified in this agreement or such other individual as the relevant party may have notified to the other parties in accordance with this Clause.

19.2        Any notice or document shall be deemed to have been served:

19.2.1      if delivered, at the time of delivery; or

19.2.2      if sent by facsimile, the time of despatch.

19.3 In proving service of a notice or document it shall be sufficient to prove that delivery was made or that the facsimile message was properly addressed and despatched as the case may be.

20.         Undertakings by the Directors

20.1 Each of the Directors, other than Ian Sword, undertakes to the Investors that he will, so long as he is employed by any Group Company (the "employment"), devote the whole of his time and attention during business hours to the duties of his employment with Newco and will not be concerned in any other business without consent from the Investors' Agent. Ian Sword undertakes to the Investors that he will fulfill his obligations to Newco pursuant to his appointment as chairman of Newco.

20.2 As each Director, in the course of his employment and directorship, is likely from time to time to obtain knowledge of trade secrets and other confidential information of Group Companies and to have dealings with the customers and suppliers of Group Companies and in order to protect such trade secrets and other confidential information and the goodwill of Group Companies, each of the Directors further undertakes to the Investors and, as a separate undertaking, to Newco in the terms of Clause 20.3.

20.3 Each Director undertakes to Newco and the Investors that, without prejudice to any other duty implied by law or equity, he will not, for a period of 12 months (the "Restricted Period") after he ceases to be either an employee of, or a consultant to, any Group Company and does not continue in any such capacity (the "Termination Date"):

20.3.1 be concerned in any business which competes with any business of any Group Company as carried on at the Termination Date (and in which the Director was actively involved during the 12 months ending on the Termination Date) in any territory in which such business was carried on at such date;

20.3.2 directly or indirectly on his own account or on behalf of or in conjunction with any person (except on behalf of a Group Company) canvass or solicit business or custom for goods of a similar type to those being manufactured or dealt in or services similar to those being provided by any Group Company at the Termination Date and with which the Director was actively involved in the course of his employment during the 12 months ending on the Termination Date from any person who has been at any time during the 12 months ending on the Termination Date a customer or client of any Group Company and with whom the Director was actively involved in the course of his employment during the 12 months ending on the Termination Date;

20.3.3 directly or indirectly on his own account or on behalf of or in conjunction with any person induce or attempt to induce any supplier of any Group Company, with whom the Director was actively involved in the course of his employment during the 12 months ending on the Termination Date, to cease to supply, or to restrict or vary the terms of supply to, any Group Company or otherwise interfere with the relationship between such a supplier and any Group Company;

20.3.4 directly or indirectly on his own account or on behalf of or in conjunction with any person induce or attempt to induce any employee of any Group Company who is engaged in any business or activity carried on by a Group Company at the Termination Date, and with whom the Director during the 12 months ending on the Termination Date had material dealings in the course of his employment, to leave the employment of that Group Company (whether or not his would be a breach of contract by the employee); or

20.3.5 use or (insofar as he can reasonably do so) allow to be used (except by a Group Company) any trade name used by any Group Company at the Termination Date, or any other name calculated or likely to be confused with such a trade name.

20.4 The parties agree that the foregoing restrictions shall apply even in circumstances where the relevant Director was made redundant or was constructively or unfairly or wrongfully dismissed as determined in accordance with the provisions of Clause 20.5 provided that in such circumstances the Company shall pay to the relevant Director each month during the Restricted Period a sum equal to the monthly remuneration to which he was entitled immediately prior to the termination.

20.5 Without prejudice to a Director's rights to claim constructive and/or wrongful and/or unfair dismissal, for the purposes of determining whether a Director has been constructively and/or unfairly and/or wrongfully dismissed solely for the purposes of Clause 20.4 of this Agreement the relevant Director or the Investors' Agent may request the appointment of an independent solicitor to determine whether the relevant Director has been constructively and/or unfairly and/or wrongfully dismissed. Such appointment shall be made by the relevant Director and the Investors' Agent either jointly or, in default of an agreement within seven days of one party notifying the other of its wish to appoint an independent solicitor, by the President for the time being of the Law Society of England and Wales on the application of either party. The certification prepared by such independent solicitor shall be final and binding on the relevant Director, Newco and the Investors for the purposes of this Clause 20. Such independent solicitor shall act as an expert and not as an arbiter. Newco shall pay the charges of any independent solicitor appointed in accordance with this Clause 20.5 unless the independent solicitors determines that the Director was not constructively, unfairly or wrongfully dismissed in which case the costs shall be borne by the Director concerned.

20.6        For the purposes of this Clause:

20.6.1      a Director is concerned in a business if:

            (i)   he carries it on as principal or agent; or

            (ii) he is a partner, director, employee, secondee, consultant or agent in, of or to any person who carried on the business; or

            (iii) he has any financial interest other than in accordance with
                  Clause 14 (as shareholder or otherwise) in any person who carries on the business; or

            (iv) he is a partner, director, employee, secondee, consultant or agent in, of or to any person who has a financial interest (as shareholder or otherwise) in any person who carried on the business, disregarding any financial interest of a person in securities which are listed or dealt in on any stock exchange if that person, the Director and any person connected with him are interested in securities which amount to less than three per cent, of the issued securities of the same class and which, in all circumstances, carry less than three per cent, of the voting rights (if any) attaching to the issued securities of that class; and

20.6.2      references to a Group Company include its successors in business.

20.7 Any of the undertakings on the part of a Director under this Clause may be released either generally or in any particular case by the Board with the consent of the Investors' Agent.

20.8 Each covenant contained in each paragraph or sub-clause above shall be, and is, a separate covenant by each Director and shall be enforceable separately against each Director and independently of each of the other covenants and its validity shall not be affected if any of the others is invalid; and if any of the covenants is void but would be valid if some part of the covenant were deleted the covenant in question shall apply with such modification as may be necessary to make it valid.

20.9 Each Director, having obtained professional advice, acknowledges and agrees that the covenants contained in this clause in favour of the Investors are no more extensive than is reasonable to protect the Investors as subscribers (or transferees) of the A Ordinary Shares.

21.         ERISA

21.1 If and for so long as Partnership No 1 or its nominee or Partnership No 3 or its nominee is a shareholder in Newco, the following provisions of this Clause shall have effect but not otherwise.

21.2 Partnership No 1 and Partnership No 3 include limited partners which are entities governed in the United States of America by the Employee Retirement Income Security Act of 1974 as amended ("ERISA"). It has been agreed that, in order to permit the limited partners governed by ERISA (the "ERISA Partners") to treat Partnership No 1 and Partnership No 3 as a "venture capital operating company" ("VCOC") for purposes of ERISA, each of Partnership No 1 and Partnership No 3 will obtain certain management rights in companies in which it invests in a manner and to an extent that will permit Partnership No 1 and Partnership No 3 to qualify as a VCOC. Accordingly, it is agreed by Newco and Partnership No 1 and Partnership No 3 that:

21.2.1 So long as Partnership No 1 or its nominee or Partnership No 3 or its nominee is a shareholder in Newco, the right to appoint and remove directors of Newco in accordance with Article 25 of the Articles may be exercised by Partnership No 1 and/or Partnership No 3.

21.2.2 Partnership No 1 and Partnership No 3 shall have the right, and Newco grants to Partnership No 1 and Partnership No 3 the right in so far as it is lawful, to consult with and advise the management of Newco, at any time or from time to time, on all matters relating to the operation of Newco, including, without limitation, significant changes in management personnel and compensation or employee benefits, the introduction of new products or new lines of business, important acquisitions or dispositions of plant and equipment, significant research and development programmes, the purchase or sale of important patents, trade marks, licences and concessions, and the proposed compromise of any significant litigation.

21.2.3 Partnership No 1 and Partnership No 3 shall have the right, and Newco shall grant to Partnership No 1 and Partnership No 3 the right, in so far as it is lawful, to have its representatives (in addition to its representatives that are directors) attend meetings of the Board. Newco shall give, as appropriate to Partnership No 1 and Partnership No 3 (i) at least three days' prior written notice of each regular meeting of the Board; (ii) such notice as is necessary under the circumstances to enable Partnership No 1's representatives and Partnership No 3's representatives to attend each special or emergency meeting of the Board; (iii) on or prior to the date of each meeting of the Board, all information given to the directors at such meeting; and (iv) within 60 days following receipt of minutes of the meeting of the Board, copies of the minutes of such meeting.

21.2.4 Newco shall provide to Partnership No 1, if Partnership No 1 so requests, and to Partnership No 3, if Partnership No 3 so requests, true and correct copies of all monthly, quarterly and annual financial reports and budgets prepared by or on behalf of Newco and its subsidiaries and such other documents, reports, financial data and other information as Partnership No 1 or Partnership No 3 (as the case may be) may reasonably request, as such documents are available to Newco. Newco shall permit any authorised representatives designated by Partnership No 1 and Partnership No 3 to visit and inspect any of the properties of Newco or any of its subsidiaries, including its and their books and records (and to make copies and take extracts therefrom) and to discuss its and their affairs, finances and accounts with its and their officers and their current and prior independent public accountants (and by this provision Newco authorises such accountants to discuss with such representatives the affairs, finances and accounts of Newco and its subsidiaries, whether or not a representative of Newco is present), all at such reasonable times and as often as Partnership No 1 and/or Partnership No 3 may reasonably request, in so far as it is lawful.

22.         Applicable law

            This Agreement shall be governed by and construed in accordance with English law and all the parties hereto irrevocably submit to the non-exclusive jurisdiction of the High Court in London as regards any claim, dispute or matter arising out of or relating to this Agreement or any of the documents to be executed pursuant to it.

AS WITNESS WHEREOF this Agreement has been executed on the date first above written.

                                   Schedule 1
                                  The Directors

           (1)                              (2)                       (3)

Name                             Number of Ordinary Shares       Consideration
----                             -------------------------       -------------
                                                                     (pound)
Walter Nimmo                              31,797                    100,000

Ian Sword                                 14,453                    62,500

Stewart Leslie                             8,672                    37,500

                                   Schedule 2

                                  The Investors

           (1)                                          (2)                        (3)                (4)

Name & Address                              Number of A Ordinary Shares       Nominal Value of     Consideration
--------------                              ---------------------------       ----------------     -------------
                                                                                Loan Stock
                                                                                ----------
                                                                                 (pound)              (pound)
Candover Investments PLC                              48,970                     3,180,882           3,229,853
20 Old Bailey
London EC4M 7LN

Candover Trustees Limited                               5441                         Nil                  5441
20 Old Bailey
London EC4M 7LN

Candover 1997 UK Limited                             159,318                     9,313,623           9,472,941
Partnership, 20 Old Bailey,
London EC4M 7LN acting by
their general partner Candover
Partners Limited

Candover 1997 UK No 2                                 49,624                     2,900,965           2,950,588
Limited Partnership, 20 Old
Bailey, London EC4M 7LN
acting by their general partner
Candover Partners Limited

Candover 1997 US No 1                                132,275                     7,732,725           7,865,000
Limited Partnership, 20 Old
Bailey, London EC4M 7LN
acting by their general partner
Candover Partners Limited

Candover 1997 US No 2                                 44,509                     2,601,962           2,646,471
Limited Partnership, 20 Old
Bailey, London EC4M 7LN
acting by their general partner
Candover Partners Limited

Candover 1997 US No 3                                 22,363                     1,307,343           1,329,706
Limited Partnership)20 Old
Bailey, London EC4M 7LN
acting by their general partner
Candover Partners Limited

Total                                                462,500                   27,037,500           27,500,000
                                                     =======                   ==========           ==========

                                   Schedule 3

                              Conditions precedent

1. The Investors' Agent having received all of the following in form and substance satisfactory in all respects to it:

1.1 certified true copies of the memorandum and articles of association and the certificate of incorporation of Newco;

1.2 a certified true copy of the Acquisition Agreement (and of all agreements, indemnities, deeds and documents to be executed and/or delivered in terms thereof) and the Management Service Contracts and the Letter of Appointment all as duly executed;

1.3         a certificate from MMS relating to Newco, in the Agreed Terms;

1.4 evidence that there have been duly passed resolutions of Newco in the Agreed Terms, inter alia, creating and authorising the allotment of the Subscription Shares and adopting the Articles as the articles of association of Newco;

1.5         a duly signed copy of each of the Reports;

2. The Acquisition Agreement having become unconditional in all respects and the satisfaction of or compliance with all matters necessary for the due completion of the Acquisition Agreement by the parties thereto in accordance with its terms save only for the payment of the purchase price thereunder.

3. The Facility Agreement having become unconditional in all respects except insofar as it is conditional upon this Agreement having become unconditional.

4. The Investors' Agent being satisfied in all respects with Newco's banking facilities and the securities to be granted in respect thereof.

5.          The Investors' Agent being satisfied with the Fees Letters.

6. The Investors' Agent being satisfied with the duly completed Management Questionnaires.

7. The state of affairs and the prospects of Newco being no worse in any respect than that shown in the Strategy Document.

8. Each of the persons referred to in Schedule 1 having subscribed in cash pursuant to an application for allotment in the Agreed Terms for the number of Ordinary Shares shown opposite his name in column 2 of Schedule 1.

                                   Schedule 4

                                   Warranties

1.1 Each of the Directors has carefully read and considered the Reports and is not aware of any material omissions or inaccuracies in the Reports.

1.2 None of the Directors has deliberately failed to disclose to the authors of any of the Reports any material fact, circumstance or opinion known or held by him which would be relevant to such authors.

1.3 So far as the Directors are aware no part of the text of the Reports has been rendered incorrect to any material extent by virtue of any events or circumstances within the actual knowledge of the Directors which have arisen since the date of such Report.

1.4 There is nothing known to the Directors which is not reflected in the Reports which the Directors acting reasonably consider material to the decision of Newco to purchase the Targets.

2. The Strategy Document was prepared after all reasonable enquiry and in particular:-

2.1 so far as the Directors are aware all assumptions on which any profit or cash flow forecasts and forecast balance sheets contained in the Strategy Document have been based are set out therein and all expressions of opinion intention or expectation contained in the Strategy Document are fair and honest and are made on reasonable grounds;

2.2 there are no material omissions from the Strategy Document known to any of the Directors; and

2.3 so far as the Directors are aware, the historical factual information (as opposed to projections and forecasts) contained in the Strategy Document is true and accurate in all material respects.

3. Except for his shareholding in Newco and shares quoted on the Stock Exchange or any other recognised investment exchange and held for normal personal investment purposes or as disclosed in the relevant Management Questionnaire none of the Directors has any interest in any business or partnership nor is he interested in the shares of any company nor (except for any service contract) does any of the Directors or any persons connected with him have any interest in any contract or agreement with Newco.

4. None of the Directors has been convicted of a criminal offence, other than a Road Traffic offence not punishable by a custodial sentence, and no order has been made against any of the Directors pursuant to The Company Directors Disqualification Act 1986 and none of the Directors is aware of any circumstances which would be likely to lead to such an order being made against him pursuant to such Act.

5. The entering into of this Agreement by Newco has been decided on by all the Directors.

6. The information contained in the Directors' Questionnaires is true and accurate in all respects and contains no omissions making any information so contained misleading.

The warranties in this Schedule 4 shall be deemed to be given immediately before the advance of monies by the Investors pursuant to the Agreement.
Notwithstanding any other provision in this Agreement the warranties contained in paragraphs 1, 3, 4 and 6 shall be deemed to be given by each Director only in relation to himself and (so far as applicable) his Connected Persons.

Where the expression "so far as the Directors are aware" or any similar expression is used in this Schedule 4 it shall mean to the best of the knowledge, information and belief of the Directors having made reasonable enquiry of the senior managers of Inveresk Research (North America) Inc, Inveresk Research International Limited and Inveresk Clinical Research Limited ("the Inveresk Companies"). The Directors shall be deemed to have made reasonable enquiry of the senior managers of the Inveresk Companies if they have enquired of such senior managers on 25 August 1999 as follows:

(i) if there is any pending litigation against the Targets or the Inveresk Companies that they are aware of that has not yet been disclosed to the Investors;

(ii) to confirm that the information they have given to finance and the general managers regarding the forecast of the financial result for 1999 was accurate;

(iii) if there has been any change in value of assets in their areas of responsibility; and

(iv) if there is any material fact affecting suppliers or clients within their area of responsibility that could affect the value of the Targets or the Inveresk Companies.

                                   Schedule 5

                                Deed of Adherence

THIS Deed of Adherence is made the        day of        199   between

(1)         [           ] of [             ] (the "Investor"),

(2)         [                 ] of [             ] (the "Transferee") and

(3) Inveresk Research Group Limited of Elphinstone Research Centre, Tranent (the "Company")

WHEREAS:

(A) Under the terms of an agreement dated [ ] 1999 (the "Investment Agreement") and entered into between the Company, the Directors (as
            defined therein) [      ], [      ] and [    ] the Investor is to
            transfer to the Transferee certain of the A Ordinary Shares previously subscribed by it or on its behalf subject to the parties hereto entering into this Agreement.

(B) The Transferee wishes to accept a transfer of such shares and to enter into this Agreement upon the terms of the Investment Agreement.

IT IS HEREBY AGREED AS FOLLOWS:

1. Expressions defined in the Investment Agreement shall (unless the context otherwise requires or unless otherwise specified) have the same meaning when used in this Agreement.

2. In consideration of the sum of(pound)[ ] paid on [ ] (the "Effective Date") the Investor shall forthwith transfer or procure the transfer by [ ] to the Transferee of [ ] A Ordinary Shares together with the right to receive all dividends accrued thereon as at the date of transfer subject to the Articles of Association of the Company. Upon receipt of the duly stamped stock transfer form the Company shall issue and deliver to the Transferee a share certificate in its name or that of its nominee for [ ] A Ordinary Shares.

3. The Transferee hereby undertakes to and covenants with all the parties to the Investment Agreement (including any persons who have become parties hereto by deed of adherence) to comply with the provisions of and to perform all the obligations in the Investment Agreement so far as it may do so and so far as they may remain to be observed and performed as if the Transferee has been a party to such agreements as an Investor.

4. The Transferee hereby acknowledges that it has received and read the Investment Agreement and assumed the rights and obligations referred to above on the basis of the exceptions and reservations contained therein. The Transferee further acknowledges and agrees that it is not relying on any warranties or representations made to it by any Investor (as defined in the Investment Agreement).

5. The Transferee, hereby warrants to Newco and the Investors that it has the legal capacity and has been duly authorised to enter into this Deed of Adherence and that it has the legal capacity to grant such warranties and to enter into such indemnities as may be requested of the Transferee in connection with any marketing or listing.

6. This Agreement shall be governed by and construed in accordance with English law and the parties hereby irrevocably submit to the non-exclusive jurisdiction of the English Courts as regards any claim, dispute or matter arising out of or relating to this Agreement.

AS WITNESS WHEREOF this Agreement was signed as a deed by the parties on the date first above written.

Signed as a deed for and on behalf of       )     /s/ Ian James Gray
Inveresk Research Group Limited             )     ______________________________
acting by Ian James Gray, director          )     Director
in the presence of this witness:            )

Witness /s/ Graeme E.C. Sloan
        _______________________________

Full Name   Graeme Eoghan Campbell Sloan

Address     3 Glenfinlas Street

            Edinburgh

            Solicitor

Signed as a deed for and on behalf of        )    /s/ Ian James Gray
Candover Investments PLC                     )    ______________________________
acting by Ian James Gray as their attorney   )    Attorney
in the presence of this witness:             )

Witness /s/ Graeme E.C. Sloan
        _______________________________

Full Name   Graeme Eoghan Campbell Sloan

Address     3 Glenfinlas Street

            Edinburgh

            Solicitor

Signed as a deed for and on behalf of        )    /s/ Ian James Gray
Candover Trustees Limited                    )    ______________________________
acting by Ian James Gray as their attorney   )    Attorney
in the presence of this witness:             )

Witness /s/ Graeme E.C. Sloan
        _______________________________

Full Name   Graeme Eoghan Campbell Sloan

Address     3 Glenfinlas Street

            Edinburgh

            Solicitor

Signed as a deed for and on behalf of        )    /s/ Ian James Gray
Candover 1997 UK Limited Partnership         )    ______________________________
 acting by Ian James Gray as their attorney  )    Attorney
in the presence of this witness:             )

Witness     /s/ Graeme E. C. Sloan
            ____________________________
Full Name   Graeme Eoghan Campbell Sloan

Address     3 Glenfinlas Street

            Edinburgh

            Solicitor

Signed as a deed for and on behalf of        )    /s/ Ian James Gray
Candover 1997 UK No 2 Limited Partnership    )    ______________________________
acting by Ian James Gray as their attorney   )    Attorney
in the presence of this witness:             )

Witness     /s/ Graeme E. C. Sloan
            _______________________________

Full Name   Graeme Eoghan Campbell Sloan

Address     3 Glenfinlas Street

            Edinburgh

            Solicitor

Signed as a deed for and on behalf of        )    /s/ Ian James Gray
Candover 1997 US No 1 Limited Partnership    )    ______________________________
acting by Ian James Gray as their attorney   )    Attorney
in the presence of this witness:             )

Witness     /s/ Graeme E. C. Sloan
            _______________________________

Full Name   Graeme Eoghan Campbell Sloan

Address     3 Glenfinlas Street

            Edinburgh

            Solicitor

Signed as a deed for and on behalf of        )    /s/ Ian James Gray
Candover 1997 US No 2 Limited Partnership    )    ______________________________
acting by Ian James Gray as their attorney   )    Attorney
in the presence of this witness:             )

Witness     /s/ Graeme E. C. Sloan
            _______________________________

Full Name   Graeme Eoghan Campbell Sloan

Address     3 Glenfinlas Street

            Edinburgh

            Solicitor

Signed as a deed for and on behalf of        )    /s/ Ian James Gray
Candover 1997 US No 3 Limited Partnership    )    ______________________________
acting by Ian James Gray as their attorney   )    Attorney
in the presence of this witness:             )

Witness     /s/ Graeme E. C. Sloan
            _______________________________

Full Name   Graeme Eoghan Campbell Sloan

Address     3 Glenfinlas Street

            Edinburgh

            Solicitor

Signed as a deed by Walter Nimmo             )   /s/ Walter Nimmo
                                             )   ______________________________
in the presence of this witness:                  Walter Nimmo

Witness     /s/ Graeme E. C. Sloan
            _______________________________

Full Name   Graeme Eoghan Campbell Sloan

Address     3 Glenfinlas Street

            Edinburgh

            Solicitor

Signed as a deed by Ian Sword                )  /s/ Ian Sword
                                             )  ______________________________
in the presence of this witness:                  Ian Sword

Witness     /s/ Graeme E. C. Sloan
            _______________________________

Full Name   Graeme Eoghan Campbell Sloan

Address     3 Glenfinlas Street

            Edinburgh

            Solicitor

Signed as a deed by Stewart Leslie           )    /s/ Stewart Leslie
                                             )    ______________________________
in the presence of this witness:                  Stewart Leslie

Witness     /s/  Graeme E.C. Sloan
            _______________________________

Full Name   Graeme Eoghan Campbell Sloan

Address     3 Glenfinlas Street

            Edinburgh

            Solicitor